Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
EPR Properties
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common shares , $0.01 par value per share(1)	Other	73,392	$53.52	$3,927,939.84(2)	0.00015310	$601.37

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	Equity(3)	Common shares , $0.01 par value per share(1)	415(a)(6)	11,840,213		$596,628,333.10			Form S-3	333-265410	June 3 , 2022	$55,307.45

	Equity(3)	Common shares , $0.01 par value per share(1)	415(a)(6)	13,086,395		$930,050,092.65			Form S-3	333-265410	June 3 , 2022	$93,656.04

	Total Offering Amounts					$1,530,606,365.59		$601.37

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$601.37

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “
Securities Act
”), the number of common shares registered hereby shall include an indeterminate number of common shares that may be issued in connection with a share split, share dividend or similar event, for which no separate consideration will be paid.

(2)
Calculated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the amount of the registration fee, on the basis of the average of the high and low prices of the common shares of the Registrant reported on the New York Stock Exchange on May 27, 2025.

(3)
Pursuant to Rule 415(a)(6) under the Securities Act, 24,926,608 of the common shares registered hereunder are unsold securities previously registered under a registration statement on Form
S-3
(File
No. 333-265410)
filed by the Registrant on June 3, 2022 (the “
2022 Registration Statement
”), of which (x) 11,840,213 shares were originally registered under the 2022 Registration Statement (as to which shares a filing fee of $55,307.45 was previously paid) and (y) 13,086,395 shares were originally registered under a registration statement on Form
S-3
(File
No. 333-211813)
filed by the Registrant on June 3, 2016 (as to which shares a filing fee of $93,656.04 was previously paid) and were carried forward and registered under a registration statement on Form
S-3
(File
No. 333-333-231908)
filed by the Registrant on June 3, 2019 and were subsequently carried forward and registered under the 2022 Registration Statement. Accordingly, an aggregate of $148,963.49 in filing fees was previously paid in connection with such unsold shares and will continue to be applied to such unsold shares pursuant to Rule 415(a)(6). All 24,926,608 of those unsold shares (and associated filing fees) are being carried forward and registered under this registration statement. The filing fee of $601.37 being paid herewith relates to the 73,392 common shares newly registered under this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the 2022 Registration Statement will be deemed terminated on the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources
Not Applicable.
Table 3: Combined Prospectuses
Not Applicable.